                                                                   EXHIBIT 99.10

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                  CAPITAL AUTO RECEIVABLES ASSET TRUST 200_-__

                      CARAT POOLING AND SERVICING AGREEMENT

                                     BETWEEN

                         CAPITAL AUTO RECEIVABLES, INC.

                                       AND

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                             DATED AS OF ____, 200_

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                                TABLE OF CONTENTS

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ARTICLE I    DEFINITIONS........................................................................................    2

     SECTION 1.01      Definitions..............................................................................    2

     SECTION 1.02      Owner of a COLT 200 -    Secured Note....................................................    2

ARTICLE II   PURCHASE AND SALE OF COLT 200 -    SECURED NOTES...................................................    2

     SECTION 2.01      Purchase and Sale of COLT 200 -    Secured Notes.........................................    2

     SECTION 2.02      Secured Notes Purchase Price.............................................................    3

     SECTION 2.03      The Closing..............................................................................    3

ARTICLE III  ADMINISTRATION AND SERVICING OF COLT 200 -    SECURED NOTES........................................    3

     SECTION 3.01      Duties of the Servicer...................................................................    3

     SECTION 3.02      Collection of Secured Note Payments......................................................    5

     SECTION 3.03      Realization Upon Liquidating Secured Notes...............................................    5

     SECTION 3.04      [RESERVED]...............................................................................    5

     SECTION 3.05      Maintenance of Security Interests in COLT 200 -    Secured Notes.........................    5

     SECTION 3.06      Covenants, Representations and Warranties of the Servicer................................    5

     SECTION 3.07      Purchase of COLT 200 -    Secured Notes Upon Breach of Covenant..........................    7

     SECTION 3.08      Servicing Fee; Payment of Certain Expenses by Servicer...................................    7

     SECTION 3.09      Servicer's Accounting....................................................................    7

     SECTION 3.10      Application of Collections...............................................................    8

ARTICLE IV   REPRESENTATIONS AND WARRANTIES.....................................................................    8

     SECTION 4.01      Representations and Warranties as to the COLT 200 -    Secured Notes.....................    8

     SECTION 4.02      Additional Representations and Warranties of GMAC........................................   10

     SECTION 4.03      Representations and Warranties of CARI...................................................   11

ARTICLE V    ADDITIONAL AGREEMENTS..............................................................................   12

     SECTION 5.01      Conflicts With Further Transfer and Servicing Agreements.................................   12

     SECTION 5.02      Protection of Title; Filings.............................................................   12

     SECTION 5.03      Other Liens or Interests.................................................................   12

     SECTION 5.04      Repurchase Events........................................................................   13
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                                      -i-

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                                TABLE OF CONTENTS
                                   (continued)

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     SECTION 5.05      Indemnification..........................................................................   13

     SECTION 5.06      Further Assignments......................................................................   13

ARTICLE VI   CONDITIONS.........................................................................................   13

     SECTION 6.01      Conditions to Obligation of CARI.........................................................   13

     SECTION 6.02      Documents to be Delivered By GMAC at the Closing.........................................   14

     SECTION 6.03      Conditions To Obligation of GMAC.........................................................   14

ARTICLE VII  MISCELLANEOUS PROVISIONS...........................................................................   15

     SECTION 7.01      Amendment................................................................................   15

     SECTION 7.02      Survival.................................................................................   15

     SECTION 7.03      Notices..................................................................................   15

     SECTION 7.04      Governing Law............................................................................   15

     SECTION 7.05      Waivers..................................................................................   15

     SECTION 7.06      Costs and Expenses.......................................................................   15

     SECTION 7.07      Confidential Information.................................................................   15

     SECTION 7.08      Headings.................................................................................   15

     SECTION 7.09      Counterparts.............................................................................   16

     SECTION 7.10      No Petition Covenant.....................................................................   16

     SECTION 7.11      Limitations on Rights of Others..........................................................   16
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EXHIBIT A              Form of First Step Secured Notes Assignment
APPENDIX A             Definitions, Rules of Construction and Notices

      THIS CARAT POOLING AND SERVICING AGREEMENT, dated as of _____, 200_, between CAPITAL AUTO RECEIVABLES, INC., a Delaware corporation ("CARI"), and GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (in its capacity as seller of the COLT 200_-__ Secured Notes, "GMAC" and in its capacity as servicer of the COLT 200_-__ Secured Notes, the "Servicer").

      WHEREAS, GMAC desires to sell a portfolio of secured notes, each of which is secured by a lien on and security interest in the Vehicle and Series 200 - Lease described by such secured note, all proceeds thereof, including insurance proceeds and any and all rights under any guarantees or similar obligations relating to such Series 200_-__ Lease, Vehicle or proceeds thereof;

      WHEREAS, GMAC, as holder of secured notes, has certain rights to receive payments with respect to each related Vehicle and Series 200_-__ Lease, and to the other proceeds and rights described herein;

      WHEREAS, CARI desires to purchase a portfolio of secured notes and related rights owned by GMAC and GMAC is willing to sell such secured notes and related rights to CARI;

      WHEREAS, CARI may wish to sell or otherwise transfer such secured notes and related rights, or interests therein, to a trust, corporation, partnership or other entity (any such entity being the "Issuer");

      WHEREAS, the Issuer may issue debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities (collectively, any such issued interests or securities being "Securities") to fund its acquisition of such secured notes and related rights;

      WHEREAS, the Issuer may wish to provide in the agreements pursuant to which it acquires its interest in such secured notes and related rights and issues the Securities (all such agreements, including, the CARAT Trust Sale and Servicing Agreement or the CARAT Indenture, being collectively the "Further Transfer and Servicing Agreements") that GMAC shall service such secured notes;

      WHEREAS, the Servicer is willing to service such secured notes in accordance with the terms hereof for the benefit of CARI and, by its execution of the Further Transfer and Servicing Agreements, will be willing to service such secured notes in accordance with the terms of such Further Transfer and Servicing Agreements for the benefit of the Issuer and each other party identified or described herein or in the Further Transfer and Servicing Agreements as having an interest as owner, trustee, secured party, or holder of Securities (the Issuer and all such parties under the Further Transfer and Servicing Agreements being "Interested Parties") with respect to such secured notes, and the proceeds thereof, as the interests of such parties may appear from time to time.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 Definitions. Certain capitalized terms used in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this CARAT Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles and Sections are to Articles or Sections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

      SECTION 1.02 Owner of a COLT 200 - Secured Note. For purposes of this Agreement, the "Owner" of a COLT 200_-__ Secured Note shall mean CARI until the execution and delivery of the Further Transfer and Servicing Agreements, and thereafter shall mean the Issuer; provided, however, that GMAC or CARI, as applicable, shall be the "Owner" of any COLT 200_-__ Secured Note from and after the time that such Person shall acquire such COLT 200_-__ Secured Note, whether pursuant to Section 3.07 or 5.04 of this Agreement, any provision of the Further Transfer and Servicing Agreements or otherwise.

                                   ARTICLE II
                 PURCHASE AND SALE OF COLT 200_-__ SECURED NOTES

      SECTION 2.01 Purchase and Sale of COLT 200 - Secured Notes. On such date as is acceptable to CARI and GMAC, subject to satisfaction of the conditions specified in Article VI and the First Step Secured Notes Assignment (and, in any event, immediately prior to consummation of the related transactions contemplated by the Further Transfer and Servicing Agreements, if any), and in consideration of CARI's payment to GMAC of the Secured Notes Purchase Price, GMAC shall sell, transfer, assign and otherwise convey to CARI, without recourse:

            (a) all right, title and interest of GMAC in, to and under the COLT 200_-__ Secured Notes and all monies due thereunder on and after the Series 200_-__ Closing Date;

            (b) all right, title and interest of GMAC in, to and under the COLT 200_-__ Trust Estate securing the COLT 200_-__ Secured Notes, including: (i) the Series 200_-__ Lease Assets and all monies due thereunder on and after the Cutoff Date and with respect to the Vehicles and, to the extent permitted by law, any accessions thereto, (ii) the interest of GMAC in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Vehicles or Lessees and (iii) the interest of GMAC in any proceeds from recourse against Dealers on the Series 200_-__ Lease Assets;

            (c) all right, title and interest of GMAC in, to and under the First Step Secured Notes Assignment;

            (d) all right, title and interest of GMAC in, to and under (i) the VAULT Trust Agreement (solely with respect to the Vehicles related to Series 200_-__ Lease Assets), (ii) the COLT Indenture, (iii) the COLT Sale and Contribution Agreement, (iv) the COLT Custodian Agreement and (v) the COLT Servicing Agreement; and

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            (e) the present and future claims, demands, causes and choses in action in respect of any or all the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

      The property described in clauses (a) through (e) is referred to herein collectively as the "Purchased Property."

      It is the intention of GMAC and CARI that the transfer and assignment contemplated by this Agreement and the First Step Secured Notes Assignment shall constitute a sale of the COLT 200_-__ Secured Notes and the other Purchased Property from GMAC to CARI and the beneficial interest in and title to the COLT 200_-__ Secured Notes and the other Purchased Property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

      The foregoing sale does not constitute and is not intended to result in any assumption by CARI of (i) any obligation of GMAC to the Lessees, Dealers, insurers or any other Person in connection with the COLT 200_-__ Secured Notes, Series 200_-__ Leases, Vehicles, any Dealer Agreements, any insurance policies or any agreement or instrument relating to any of them and (ii) any obligation or liability of COLT or ownership of the Series 200_-__ Leases on related Vehicles.

      SECTION 2.02 Secured Notes Purchase Price. In consideration for the Purchased Property, CARI shall, on or about the Series 200_-__ Closing Date, pay to GMAC an amount equal to the Initial Aggregate Secured Notes Principal Balance in respect of the COLT 200_-__ Secured Notes (the "Secured Notes Purchase Price"), and GMAC shall execute and deliver to CARI an assignment in the form attached as Exhibit A (the "First Step Secured Notes Assignment"). A portion of the Secured Notes Purchase Price equal to $_______ shall be paid to GMAC in immediately available funds.

      SECTION 2.03 The Closing. The sale and purchase of the COLT 200_-__ Secured Notes shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, at a date and time mutually agreeable to GMAC and CARI, and may occur simultaneously with the closing of transactions contemplated by the Further Transfer and Servicing Agreements.

                                  ARTICLE III
           ADMINISTRATION AND SERVICING OF COLT 200_-__ SECURED NOTES

      SECTION 3.01 Duties of the Servicer. (a) The Servicer is hereby appointed and authorized to act as agent for the Owner of the COLT 200_-__ Secured Notes and in such capacity shall manage, service, administer and make collections on the COLT 200_-__ Secured Notes with

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reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable property that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the COLT 200_-__ Secured Notes set forth herein and in the Further Transfer and Servicing Agreements.

            (b) The Servicer's duties shall include collection and posting of all payments on the COLT 200_-__ Secured Notes, investigating delinquencies in payment on the COLT 200_-__ Secured Notes, accounting for collections and furnishing monthly and annual statements to CARI and any other Persons designated herein with respect to distributions, generating federal income tax information, giving any required notices or instructions to CARI or the CARAT Owner Trustee and performing the other duties specified herein. Subject to the provisions of Section 3.02, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

            (c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner of the COLT 200_-__ Secured Notes, pursuant to this Section 3.01, to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the COLT 200_-__ Secured Notes.

            (d) The Servicer is hereby authorized to commence, in its own name or in the name of the Owner of such COLT 200_-__ Secured Note a legal proceeding to enforce a Liquidating Secured Note as contemplated by Section 3.03, to enforce all obligations of GMAC and CARI under this Agreement and under the Further Transfer and Servicing Agreements or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a COLT 200_-__ Secured Note or a Liquidating Secured Note. If the Servicer commences or participates in such a legal proceeding in its own name, the Owner of such COLT 200_-__ Secured Note shall be deemed to have automatically assigned such COLT 200 - Secured Note to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant. Upon such automatic assignment, the Servicer will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such COLT 200_-__ Secured Note. At the Servicer's request from time to time, the Owner of a COLT 200_-__ Secured Note assigned under this Section 3.01 shall provide the Servicer with evidence of the assignment in trust for the benefit of the Interested Parties as may be reasonably necessary for the Servicer to take any of the actions set forth in the following sentence. The Servicer is hereby authorized and empowered by the Owner of a COLT 200_-__ Secured Note to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Any Owner of COLT 200_-__ Secured Notes shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Further Transfer and Servicing Agreements. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a COLT 200_-__ Secured Note of equivalent authority and rights.

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      SECTION 3.02 Collection of Secured Note Payments. The Servicer shall make commercially reasonable efforts to collect all payments called for under the terms and provisions of the COLT 200_-__ Secured Notes as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable property that it services for itself or others.

      SECTION 3.03 Realization Upon Liquidating Secured Notes. The Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to collect on a COLT 200_-__ Secured Note following a default thereunder. The Servicer is authorized to follow such practices, policies and procedures as it follows with respect to comparable property that it services for itself or others, which practices, policies and procedures may include enforcing the rights of a holder of COLT 200_-__ Secured Notes under the COLT Servicing Agreement.

      SECTION 3.04 [RESERVED].

      SECTION 3.05 Maintenance of Security Interests in COLT 200 - Secured Notes. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each COLT 200_-__ Secured Note in the related Series 200_-__ Lease Asset, the related Vehicle and other Purchased Property as set forth in Section 2.10 of the COLT Servicing Agreement. The Owner of each COLT 200_-__ Secured Note hereby authorizes the Servicer to re-perfect such security interest on behalf of such Owner, as necessary for any reason.

      SECTION 3.06 Covenants, Representations and Warranties of the Servicer. As of the Series 200_-__ Closing Date, the Servicer hereby makes the following representations, warranties and covenants on which CARI relies in accepting the COLT 200_-__ Secured Notes hereunder and pursuant to the First Step Secured Notes Assignment, and on which the Issuer shall rely in accepting the COLT 200 - Secured Notes and executing and delivering the Securities under the Further Transfer and Servicing Agreements.

            (a) The Servicer covenants that from and after the Series 200_-__ Closing Date:

                  (i) Liens in Force. Except as contemplated in this Agreement or the Further Transfer and Servicing Agreements, the Servicer shall not release in whole or in part any part of the COLT 200_-__ Trust Estate from the security interest securing the related COLT 200_-__ Secured Note; and

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights or security interest of CARI or any Interested Party in and to the Purchased Property.

            (b) Upon the execution hereof and of the Further Transfer and Servicing Agreements, the Servicer represents and warrants to the Issuer and CARI, in addition to the representations and warranties in Sections 4.01 and
4.02 being true as of the date of the closing thereunder, that as of such closing:

                  (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its state of

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incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the COLT 200_-__ Secured Notes as provided herein and in the Further Transfer and Servicing Agreements;

                  (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the COLT 200_-__ Secured Notes) requires or shall require such qualification;

                  (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Further Transfer and Servicing Agreements and to carry out the terms of such agreements; and the Servicer's execution, delivery and performance of this Agreement and the Further Transfer and Servicing Agreements have been duly authorized by the Servicer by all necessary corporate action;

                  (iv) Binding Obligation. The Further Transfer and Servicing Agreements and this Agreement, when duly executed and delivered, shall constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the Further Transfer and Servicing Agreements, and the fulfillment by the Servicer of the terms hereof and thereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Further Transfer and Servicing Agreements, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

                  (vi) No Proceedings. To the Servicer's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement and the Further Transfer and Servicing Agreements or any Securities issued thereunder, (B) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the Further Transfer and Servicing Agreements, or (C) seeking any determination or ruling that might materially and adversely affect this Agreement, the performance by the Servicer of its

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

obligations under, or the validity or enforceability of, the Further Transfer and Servicing Agreements.

      SECTION 3.07 Purchase of COLT 200 - Secured Notes Upon Breach of Covenant. Upon discovery by any of the Servicer, CARI or any party under any Further Transfer and Servicing Agreements of a breach of any of the covenants set forth in Sections 3.05 and 3.06(a), the party discovering such breach shall give prompt written notice thereof to the other parties thereto. As of the last day of the second Monthly Period following its discovering or receiving notice of such breach (or, at the Servicer's election, the last day of the first Monthly Period so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Owner thereof any COLT 200_-__ Secured Note materially and adversely affected by such breach as determined by such Owner and, on the related Distribution Date, the Servicer shall pay the Administrative Purchase Payment. It is understood and agreed that the obligation of the Servicer to purchase any COLT 200_-__ Secured Note with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to CARI or any Interested Party.

      SECTION 3.08 Servicing Fee; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive the Servicing Fee out of collections in respect of the COLT 200_-__ Secured Notes. The Servicer shall also be entitled to Investment Earnings as, and to the extent, set forth in the Further Transfer and Servicing Agreements. Subject to any limitations on the Servicer's liability under the Further Transfer and Servicing Agreements, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and under the Further Transfer and Servicing Agreements (including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to holders of Securities and all other fees and expenses not expressly stated under this Agreement or the Further Transfer and Servicing Agreements to be for the account of the holders of Securities).

      SECTION 3.09 Servicer's Accounting. On each Distribution Date under a Further Transfer and Servicing Agreement, the Servicer shall deliver to each of the trustees and other applicable parties under the Further Transfer and Servicing Agreements and to CARI and the Rating Agencies a Servicer's Accounting with respect to the immediately preceding Monthly Period executed by the President or any Vice President of the Servicer containing all information necessary to each such party for making any distributions required by the Further Transfer and Servicing Agreements, and all information necessary to each such party for sending any statements required under the Further Transfer and Servicing Agreements. COLT 200_-__ Secured Notes to be purchased by the Servicer under Sections 3.07 or 5.04 or to be repurchased by CARI or GMAC under the Further Transfer and Servicing Agreements as of the last day of any Monthly Period shall be identified by the [NAME OF THE STATE] identified on such COLT 200 - Secured Note (as set forth in the Schedule of Secured Notes). With respect to any COLT 200_-__ Secured Notes for which CARI is the Owner, the Servicer shall deliver to CARI such accountings relating to such COLT 200_-__ Secured Notes and the actions of the Servicer with respect thereto as CARI may reasonably request.

      SECTION 3.10 Application of Collections. For the purposes of this Agreement and the Further Transfer and Servicing Agreements, no later than each Distribution Date all collections for the related Monthly Period shall be applied by the Servicer as described in Section 4.06 of the CARAT Trust Sale and Servicing Agreement. With respect to each Administrative Secured Note and Warranty Secured Note, payments by or on behalf of the COLT shall be applied in the same manner.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties as to the COLT 200 - Secured Notes. GMAC makes the following representations and warranties as to the COLT 200_-__ Secured Notes related thereto on which CARI relies in accepting the COLT 200_-__ Secured Notes. Such representations and warranties speak as of the Series 200_-__ Closing Date, and shall survive the sale, transfer and assignment of the COLT 200_-__ Secured Notes and the other Purchased Property to CARI and the subsequent assignment and transfer pursuant to the Further Transfer and Servicing Agreements:

            (a) Custody of COLT 200 - Secured Notes. GMAC has instructed the Secured Note Registrar to identify the CARAT Indenture Trustee as the registered holder of the COLT 200_-__ Secured Notes, in each case in the Secured Note Register.

            (b) Characteristics of COLT 200 - Secured Notes. Each COLT 200_-__ Secured Note: (i) was issued by COLT to fund a portion of the purchase price of the related pool of Series 200_-__ Leases and Vehicles, (ii) has created or shall create a valid, binding and enforceable first priority security interest in favor of GMAC or the COLT Indenture Trustee on behalf of GMAC in the related pool of Series 200_-__ Leases and Vehicles, which security interest is assignable by GMAC to CARI, (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security, (iv) shall yield interest at the rate set forth in such COLT 200 - Secured Note and (v) prior to the sale of the COLT 200_-__ Secured Notes to CARI under this Agreement, the COLT 200_-__ Secured Notes constitute "chattel paper," "payment intangibles," "promissory notes" or "certificated securities" within the meaning of the applicable UCC.

            (c) Binding Obligation. Each COLT 200_-__ Secured Note represents the genuine legal, valid and binding payment obligation of COLT thereon, in each case enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (d) COLT 200 - Secured Notes in Force. No COLT 200 - Secured Note has been satisfied, subordinated or rescinded, and the related Series 200_-__ Lease and Vehicle securing each such COLT 200 - Secured Note has not been released from the Lien of the related COLT 200 - Secured Note in whole or in part;

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

            (e) No Waiver or Amendment. Since the Series 200_-__ Closing Date, no provision of a COLT 200_-__ Secured Note has been waived, amended or modified in any respect.

            (f) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any COLT 200_-__ Secured Note.

            (g) No Liens. To the best of GMAC's knowledge: (1) there are no liens or claims that have been filed for work, labor or materials affecting any Series 200_-__ Lease securing any COLT 200_-__ Secured Note that are or may be liens prior to, or equal or coordinate with, the security interest in the Series 200_-__ Leases granted by the COLT 200_-__ Secured Note; and (2) no tax lien has been filed and no claim related thereto is being asserted with respect to any COLT 200_-__ Secured Note. No contribution failure has occurred with respect to any Benefit Plan which is sufficient to give rise to a lien under Section 302
(f) of ERISA with respect to any COLT 200_-__ Secured Note;

            (h) Good Title. No COLT 200_-__ Secured Note has been sold, transferred, assigned or pledged by GMAC to any Person other than CARI. Immediately prior to the conveyance of the COLT 200_-__ Secured Notes pursuant to this Agreement and the First Step Secured Notes Assignment, GMAC had good and marketable title thereto, free of any Lien. Upon execution and delivery of this Agreement by GMAC, CARI shall have all of the right, title and interest of GMAC in and to the COLT 200_-__ Secured Notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

            (i) Lawful Assignment. No COLT 200_-__ Secured Note was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such COLT 200_-__ Secured Note under this Agreement, the CARAT Trust Sale and Servicing Agreement and the CARAT Indenture, as applicable.

            (j) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give CARI a first priority perfected ownership interest in the Purchased Property have been made. Other than the security interest granted to CARI pursuant to this Agreement, GMAC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the COLT 200_-__ Secured Notes. GMAC has not authorized the filing of, and is not aware of, any financing statements against GMAC that include a description of collateral covering the COLT 200_-__ Secured Notes other than the financing statements relating to the security interests granted to CARI under this Agreement, or any financing statement that has been terminated. GMAC is not aware of any judgment or tax lien filings against it.

            (k) Maturity of COLT 200 - Secured Notes. Each COLT 200_-__ Secured Note has an original maturity of [not less than 12 and] not more than [60] months.

            (l) While it is the intention of GMAC and CARI that the transfer and assignment contemplated by the CARAT Pooling and Servicing Agreement and the First Step Secured Notes Assignment shall constitute the sale of the COLT 200_-__ Secured Notes from GMAC to CARI, the CARAT Pooling and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the COLT 200_-__ Secured Notes in favor of CARI which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from GMAC.

      SECTION 4.02 Additional Representations and Warranties of GMAC. GMAC hereby represents and warrants to CARI as of the Series 200_-__ Closing Date, both in its capacity as the seller of the COLT 200_-__ Secured Notes hereunder and in its capacity as Servicer, that:

            (a) Organization and Good Standing. GMAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

            (b) Due Qualification. GMAC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the COLT 200_-__ Secured Notes) requires or shall require such qualification;

            (c) Power and Authority. GMAC has the power and authority to execute and deliver this Agreement and the First Step Secured Notes Assignment and to carry out its terms; GMAC has full power and authority to sell and assign the property to be sold and assigned to CARI and to service the COLT 200_-__ Secured Notes as provided herein and in the Further Transfer and Servicing Agreements, has duly authorized such sale and assignment to CARI by all necessary corporate action; and the execution, delivery and performance of this Agreement and the First Step Secured Notes Assignment have been duly authorized by GMAC by all necessary corporate action;

            (d) Valid Sale; Binding Obligation. This Agreement and the First Step Secured Notes Assignment, when duly executed and delivered, shall constitute a valid sale, transfer and assignment of the COLT 200_-__ Secured Notes and other Purchased Property enforceable against creditors of and purchasers from GMAC; and this Agreement together with the First Step Secured Notes Assignment, when duly executed and delivered, shall constitute a legal, valid and binding obligation of GMAC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the First Step Secured Notes Assignment and the fulfillment of the terms of this Agreement and the First Step Secured Notes Assignment shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of GMAC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GMAC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the First Step Secured Notes Assignment or violate any law or, to the best of GMAC's knowledge, any order, rule or regulation applicable to GMAC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over GMAC or any of its properties; and

            (f) No Proceedings. To GMAC's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over GMAC or its properties (A) asserting the invalidity of this Agreement and the First Step Secured Notes Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the First Step Secured Notes Assignment, or (C) seeking any determination or ruling that might materially and adversely affect the performance by GMAC of its obligations under, or the validity or enforceability of, this Agreement and the First Step Secured Notes Assignment.

      SECTION 4.03 Representations and Warranties of CARI. CARI hereby represents and warrants to GMAC as of the Series 200_-__ Closing Date:

            (a) Organization and Good Standing. CARI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the COLT 200_-__ Secured Notes;

            (b) Due Qualification. CARI is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

            (c) Power and Authority. CARI has the power and authority to execute and deliver this Agreement and the First Step Secured Notes Assignment and to carry out its terms and the execution, delivery and performance of this Agreement and the First Step Secured Notes Assignment have been duly authorized by CARI by all necessary corporate action;

            (d) No Violation. The consummation of the transactions contemplated by this Agreement and the First Step Secured Notes Assignment and the fulfillment of the terms of this Agreement and the First Step Secured Notes Assignment shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of CARI, or any indenture, agreement, mortgage, deed of trust or other instrument to which CARI is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than any Further Transfer and Servicing Agreement or violate any law or, to the best of CARI's knowledge, any order, rule or regulation applicable to CARI of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CARI or any of its properties; and

            (e) No Proceedings. To CARI's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CARI or its properties (i) asserting the invalidity of this Agreement and the First Step Secured Notes Assignment, or (ii) seeking any determination or ruling that might materially and adversely affect the performance by CARI of its obligations under, or the validity or enforceability of, this Agreement and the First Step Secured Notes Assignment.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

      SECTION 5.01 Conflicts With Further Transfer and Servicing Agreements. To the extent that any provision of Sections 5.02 through 5.04 of this Agreement conflicts with any provision of the Further Transfer and Servicing Agreements, the Further Transfer and Servicing Agreements shall govern.

      SECTION 5.02 Protection of Title; Filings. (a) GMAC shall authorize and execute, as applicable, and file such financing statements and cause to be authorized and executed, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of CARI under this Agreement and the First Step Secured Notes Assignment in the COLT 200 - Secured Notes and the other Purchased Property and in the proceeds thereof. GMAC shall deliver (or cause to be delivered) to CARI file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing GMAC hereby authorizes CARI and its assigns to file all such financing statements.

            (b) Name Change. GMAC shall not change its state of organization or its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by GMAC in accordance with Section 5.02(a) seriously misleading within the meaning of the UCC, unless it shall have given CARI at least 60 days prior written notice thereof.

            (c) Executive Office; Maintenance of Offices. GMAC shall give CARI at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. GMAC shall at all times maintain each office from which it services COLT 200_-__ Secured Notes and its principal executive office within the United States of America.

            (d) New Debtor. In the event that GMAC shall change the jurisdiction in which it is incorporated or otherwise enter into any transaction which would result in a "new debtor" (as defined in the UCC) succeeding to the obligations of GMAC hereunder, GMAC shall comply fully with the obligations of Section 5.02(a).

      SECTION 5.03 Other Liens or Interests. Except for the conveyances hereunder and under the First Step Secured Notes Assignment and as contemplated by the Further Transfer and Servicing Agreements, GMAC shall not sell, pledge, assign or transfer the COLT 200_-__ Secured Notes and the Purchased Property to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and GMAC shall defend the right, title and interest of CARI in, to and under such COLT 200_-__ Secured Notes against all claims of third parties claiming through or under GMAC.

      SECTION 5.04 Repurchase Events. By its execution of the Further Transfer and Servicing Agreements to which it is a party, GMAC shall acknowledge the assignment by CARI of such of its right, title and interest in, to and under this Agreement and the First Step Secured Notes Assignment to the Issuer as shall be provided in the Further Transfer and Servicing Agreements. GMAC hereby covenants and agrees with CARI for the benefit of CARI and the Interested Parties that in the event of a breach of (i) any of GMAC's representations and warranties contained in Section 4.01 hereof with respect to any COLT 200_-__ Secured Note (a "Repurchase Event"), GMAC shall repurchase such COLT 200_-__ Secured Note from the Issuer (if the Issuer is then the Owner of such COLT 200_-__ Secured Note) on the date and for the amount specified in the Further Transfer and Servicing Agreements, without further notice from CARI hereunder. Upon the occurrence of a Repurchase Event with respect to a COLT 200 - Secured Note for which CARI is the Owner, GMAC agrees to repurchase such COLT 200_-__ Secured Note from CARI for an amount and upon the same terms as GMAC would be obligated to repurchase such COLT 200_-__ Secured Note from the Issuer if the Issuer was then the Owner thereof, and upon payment of such amount, GMAC shall have such rights with respect to such COLT 200_-__ Secured Note as if GMAC had purchased such COLT 200 - Secured Note from the Issuer as the Owner thereof. It is understood and agreed that the obligation of GMAC to repurchase any COLT 200_-__ Secured Note as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against GMAC for such breach available to CARI or any Interested Party.

      SECTION 5.05 Indemnification. GMAC shall indemnify CARI for any liability as a result of the failure of a COLT 200_-__ Secured Note to be issued in compliance with all requirements of law. This indemnity obligation shall be in addition to any obligation that GMAC may otherwise have.

      SECTION 5.06 Further Assignments. GMAC acknowledges that CARI may, pursuant to the Further Transfer and Servicing Agreements, sell the COLT 200 - Secured Notes and the other Purchased Property to the Issuer and assign its rights hereunder and under the First Step Secured Notes Assignment to the Issuer, subject to the applicable terms and conditions of the Further Transfer and Servicing Agreements, and that the Issuer may in turn further pledge, assign or transfer its rights in the COLT 200_-__ Secured Notes and the other Purchased Property and this Agreement and the First Step Secured Notes Assignment.

                                   ARTICLE VI
                                   CONDITIONS

      SECTION 6.01 Conditions to Obligation of CARI. The obligation of CARI to purchase the COLT 200_-__ Secured Notes hereunder and pursuant to the First Step Secured Notes Assignment is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of GMAC hereunder shall be true and correct as of the Series 200_-__ Closing Date, with the same effect as if then made, and GMAC shall have performed all obligations to be performed by it hereunder on or prior to the Series 200_-__ Closing Date.

            (b) No Repurchase Event. No Repurchase Event shall have occurred on or prior to the Series 200_-__ Closing Date.

            (c) Computer Files Marked. GMAC shall, at its own expense, on or prior to the Series 200_-__ Closing Date, indicate in its computer files created in connection with the COLT 200_-__ Secured Notes that the COLT 200_-__ Secured Notes have been sold to CARI pursuant to this Agreement and the First Step Secured Notes Assignment and deliver to CARI the Schedule of COLT 200_-__ Secured Notes certified by an officer of GMAC to be true, correct and complete.

      SECTION 6.02 Documents to be Delivered By GMAC at the Closing.

                  (i) The Assignment. At the closing, GMAC shall execute and deliver the First Step Secured Notes Assignment.

                  (ii) Evidence of UCC Filing. On or prior to the Series 200_-__ Closing Date, GMAC shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, authorized by and naming GMAC as seller or debtor, naming CARI as purchaser or secured party, naming the COLT 200_-__ Secured Notes and the other Purchased Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such COLT 200_-__ Secured Notes and other Purchased Property to CARI. GMAC shall deliver a file-stamped copy, or other evidence satisfactory to CARI of such filing, to CARI on or prior to the Series 200_-__ Closing Date.

                  (iii) Other Documents. At the Series 200_-__ Closing Date, GMAC shall provide such other documents as CARI may reasonably request.

      SECTION 6.03 Conditions To Obligation of GMAC. The obligation of GMAC to sell the COLT 200_-__ Secured Notes to CARI hereunder is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of CARI hereunder shall be true and correct as of the Series 200_-__ Closing Date with the same effect as if then made, and CARI shall have performed all obligations to be performed by it hereunder on or prior to the Series 200_-__ Closing Date.

            (b) Secured Notes Purchase Price. At the Series 200_-__ Closing Date, CARI shall pay to GMAC the Secured Notes Purchase Price as provided in
Section 2.02.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      SECTION 7.01 Amendment. This Agreement may be amended from time to time (subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by GMAC and CARI.

      SECTION 7.02 Survival. The representations and warranties of GMAC set forth in Articles IV and V of this Agreement and of Servicer set forth in
Section 3.06 of this Agreement shall remain in full force and effect and shall survive the closing under Section 2.03 and the closing under the Further Transfer and Servicing Agreements.

      SECTION 7.03 Notices. All demands, notices and communications upon or to GMAC or CARI under this Agreement shall be delivered as specified in Part III of Appendix A to this Agreement.

      SECTION 7.04 GOVERNING LAW. THIS AGREEMENT AND THE FIRST STEP SECURED NOTES ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 7.05 Waivers. No failure or delay on the part of CARI in exercising any power, right or remedy under this Agreement or the First Step Secured Notes Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

      SECTION 7.06 Costs and Expenses. GMAC agrees to pay all reasonable out-of-pocket costs and expenses of CARI, including fees and expenses of counsel, in connection with the perfection as against third parties of CARI's right, title and interest in, to and under the COLT 200 - Secured Notes and the other Purchased Property and the enforcement of any obligation of GMAC hereunder.

      SECTION 7.07 Confidential Information. CARI agrees that it shall neither use nor disclose to any person the names and addresses of the Lessees, except in connection with the enforcement of CARI's rights hereunder, under the COLT 200_-__ Secured Notes, under any Further Transfer and Servicing Agreements or as required by law.

      SECTION 7.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 7.09 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 7.10 No Petition Covenant. Notwithstanding any prior termination of this Agreement, GMAC shall not, prior to the date which is one year and one day after the final distribution with respect to the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause CARI to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against CARI under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CARI or any substantial part of its property, or ordering the winding up or liquidation of the affairs of CARI.

      SECTION 7.11 Limitations on Rights of Others. The provisions of this Agreement and the First Step Secured Notes Assignment are solely for the benefit of GMAC and CARI and, to the extent expressly provided herein, the Interested Parties, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in, under, or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       GENERAL MOTORS ACCEPTANCE CORPORATION

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       CAPITAL AUTO RECEIVABLES, INC.

                                       By:_____________________________________
                                          Name:
                                          Title:

Signature Page to CARAT Pooling and Servicing Agreement

                                    EXHIBIT A
              FIRST STEP SECURED NOTES ASSIGNMENT PURSUANT TO CARAT
                      CARAT POOLING AND SERVICING AGREEMENT

            (a) For value received, in accordance with the CARAT Pooling and Servicing Agreement, dated as of ____, 200 (the "CARAT Pooling and Servicing Agreement"), between General Motors Acceptance Corporation, a Delaware corporation ("GMAC"), and Capital Auto Receivables, Inc., a Delaware corporation ("CARI"), GMAC does hereby sell, assign, transfer and otherwise convey unto CARI, without recourse, (i) all right, title and interest of GMAC in, to and under the COLT 200_-__ Secured Notes and all monies due thereunder on and after the Cutoff Date, (ii) all right, title and interest of GMAC in, to and under the COLT 200_-__ Trust Estate securing the COLT 200_-__ Secured Notes, including:
(A) the Series 200 - Lease Assets and all monies due thereunder on and after the Series 200_-__ Closing Date, (B) the interest of GMAC in the Vehicles and, to the extent permitted by law, any accessions thereto, (C) the interest of GMAC in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Vehicles or Lessees and (D) the interest of GMAC in any proceeds from recourse against Dealers on the Series 200_-__ Lease Assets, (iii) all right, title and interest of GMAC in, to and under the First Step Secured Notes Assignment, (iv) all right, title and interest of GMAC in, to and under (A) the VAULT Trust Agreement (solely with respect to the Vehicles related to Series 200_-__ Lease Assets), (B) the COLT Indenture, (C) the COLT Sale and Contribution Agreement, (D) the COLT Custodian Agreement and (E) the COLT Servicing Agreement and (v) the interest of GMAC in any proceeds of the property described in clauses (i) and (ii) above.

      It is the intention of GMAC and CARI that the transfer and assignment contemplated by this First Step Secured Notes Assignment shall constitute a sale of the COLT 200_-__ Secured Notes and the other property described in the preceding paragraph from GMAC to CARI and the beneficial interest in and title to the COLT 200_-__ Secured Notes and such other property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

      The foregoing sale does not constitute and is not intended to result in any assumption by CARI of any obligations of the undersigned to the Lessees, Dealers, insurers or any other Person in connection with the COLT 200_-__ Secured Notes, Series 200_-__ Leases, Vehicles, the Dealer agreements, any insurance policies or any agreement or instrument relating to any of them.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the CARAT Pooling and Servicing Agreement and is to be governed by the CARAT Pooling and Servicing Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the CARAT Pooling and Servicing Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of

                                       GENERAL MOTORS ACCEPTANCE CORPORATION

                                       By:_____________________________________
                                          Name:
                                          Title:

                                   APPENDIX A

PART I

            For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the CARAT Trust Sale and Servicing Agreement of even date herewith among GMAC, CARI and Capital Auto Receivables Asset Trust 200_-__, as amended and supplemented from time to time.

PART II

            For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the CARAT Trust Sale and Servicing Agreement of even date herewith among GMAC, CARI and Capital Auto Receivables Asset Trust 200_-__, as amended and supplemented from time to time.

PART III

            For ease of reference, the notice addresses and procedures have been consolidated with and are contained in Appendix B to the CARAT Trust Sale and Servicing Agreement of even date herewith among GMAC, CARI and Capital Auto Receivables Asset Trust 200_-__, as amended and supplemented from time to time.